Exhibit 8.2

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178

March 18, 2022

Imperial Petroleum Inc.

331 Kifissias Avenue

Erithrea 14561

Athens, Greece

Re: Imperial Petroleum Inc.—Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as U.S. tax counsel to Imperial Petroleum Inc., a Marshall Islands corporation (the “Company”), in connection with the (i) the preparation of the Company’s Registration Statement on Form F-1 (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 18, 2022 pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Act”), which incorporates by reference the registration statement on Form F-1 (Reg. No. 333-263593) which was declared effective on March 18, 2022 (the “Prior Registration Statement”), including the prospectus that is part of the Prior Registration Statement (the “Prospectus”), and (ii) the underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Maxim Group LLC, as representative of the several underwriters listed on Schedule A thereto. The Registration Statement and related Prior Registration Statement relate to the registration under the Act of units (the “Units”) of the Company, each unit consisting of (x) one common share, par value $0.01 per share (each, a “Common Share”), of the Company, or one pre-funded warrant to purchase one Common Share at an exercise price equal to $0.01 per Common Share (collectively, the “Unit Pre-Funded Warrants”), and (y) one Class B Warrant to purchase one Common Share (collectively, the “Unit Class B Warrants”), and additional Common Shares and/or pre-funded warrants (together with the Unit Pre-Funded Warrants, the “Pre-Funded Warrants”), and/or additional Class B Warrants (the “Additional Class B Warrants”, and together with the Unit Class B Warrants, the “Class B Warrants”), which may be sold pursuant to an option granted to the underwriters by the Company to purchase additional securities, as well as the Company’s issuance of Underwriter’s Warrants, each to purchase one Common Share.

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated thereunder by the U.S. Department of Treasury (the “Regulations”), pertinent judicial authorities, rulings of the Internal Revenue Service and such other authorities as we have considered relevant, in each case as in effect on the date hereof. It should be noted that the Code, Regulations, judicial decisions, administrative interpretations and other authorities are subject to change at any time, possibly with retroactive effect. A material change in any of the materials or authorities upon which our opinion is based could affect the conclusions set forth herein. There can be no assurance, moreover, that any opinion expressed herein will be accepted by the Internal Revenue Service, or if challenged, by a court.

Based upon the foregoing, although the discussion in the Registration Statement under the heading “Tax Considerations—United States Federal Income Taxation of U.S. Holders” does not purport to discuss all possible U.S. federal income tax consequences of the ownership and disposition of the Units and of the ownership, exercise, lapse and disposition of the Class B Warrants and Pre-Funded Warrants, we hereby confirm that the statements of U.S. federal income tax law (including the qualifications thereto) under such heading represent our opinion of the material U.S. federal income tax consequences of ownership and disposition of the Units, and of the ownership, exercise, lapse and disposition of the Class B Warrants and Pre-Funded Warrants, subject to certain assumptions expressly described in the Registration Statement under the heading “Tax Considerations—United States Federal Income Taxation of U.S. Holders”.

We express no other opinion, except as set forth above. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or subsequent changes in applicable law. Any changes in the facts set forth or assumed herein may affect the conclusions stated herein.

We hereby consent to the filing of this opinion with the Commission as Exhibit 8.2 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the Federal laws of the United States of America.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP